UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2017 (June 8, 2017)

AT HOME GROUP INC.

(Exact name of registrant as specified in charter)

Delaware	001-37849	45-3229563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 East Plano Parkway Plano, Texas	75074
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (972) 265-6227

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of At Home Group Inc. (the “Company”) was held on June 8, 2017.  At the Company’s Annual Meeting, shareholders voted on the matters disclosed in the Company’s Proxy Statement filed with the Securities and Exchange Commission on May 8, 2017. A total of 60,366,768 shares of the Company’s common stock were entitled to vote as of April 18, 2017, the record date for the Annual Meeting. A total of 60,059,414 shares were present in person or represented by proxy at the Annual Meeting, representing approximately 99.5% of all shares entitled to vote at the Annual Meeting.  The following is a summary of the final voting results for each matter presented to stockholders.

Proposal 1: The election of the three Class I director nominees each for a three-year term or until such earlier time as his or her successor is duly elected and qualified.  The results of the vote were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes

Lewis L. Bird III	53,484,088	5,579,113	996,213

Elisabeth B. Charles	56,753,086	2,310,115	996,213

Allen I. Questrom	53,389,526	5,673,675	996,213

Pursuant to the foregoing votes, the three Class I director nominees listed above were elected to serve on the Company’s Board of Directors.  There were no additional director nominations brought before the Annual Meeting.

Proposal 2:  The ratification of the appointment of Ernst &Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending Janaury 27, 2018.  The results of the vote were as follows:

For	Against	Abstain	Broker Non-Votes

59,947,260	110,292	1,862	0

Pursuant to the foregoing vote, the ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 27, 2018 was approved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT HOME GROUP INC.

Date: June 12, 2017	By:	/s/ JUDD T. NYSTROM
		Name:	Judd T. Nystrom
		Title:	Chief Financial Officer

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